UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2015, CVS Health Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $2,250,000,000 aggregate principal amount of its 1.900% senior notes due July 20, 2018, $2,750,000,000 aggregate principal amount of its 2.800% senior notes due July 20, 2020, $1,500,000,000 aggregate principal amount of its 3.500% senior notes due July 20, 2022, $3,000,000,000 aggregate principal amount of its 3.875% senior notes due July 20, 2025, $2,000,000,000 aggregate principal amount of its 4.875% senior notes due July 20, 2035 and $3,500,000,000 aggregate principal amount of its 5.125% senior notes due July 20, 2045 (collectively, the “Notes”). The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3, File No. 333-205156, declared effective on July 2, 2015.

From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement. For example, in connection with the acquisition by CVS Pharmacy, Inc., a wholly owned subsidiary of the Company, of Omnicare, Inc. and the pharmacy and clinic assets of Target Corporation, Barclays Capital Inc. has acted as the Company’s financial advisor. In addition, affiliates of certain of the Underwriters have also agreed to provide interim financing to the Company under certain circumstances (and subject to customary conditions) in the event the offering of the Notes is not consummated, for which these Underwriters and/or their respective affiliates will be paid customary fees, the commitments of which will be reduced to zero in connection with the closing of the offering. Barclays Bank PLC acts as administrative agent for such interim financing. An affiliate of one of the Underwriters, BNY Mellon Capital Markets, LLC, is acting as trustee for the Notes.

The closing of the sale of the Notes will occur on July 20, 2015, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discounts and the estimated offering expenses payable by the Company, are approximately $14,813,637,500.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated July 13, 2015, among CVS Health Corporation and Barclays Capital Inc., BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer Dated: July 17, 2015